UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 11, 2010 (August 9, 2010)

Endo Pharmaceuticals Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA	19317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 558-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 9, 2010, Endo Pharmaceuticals Holdings Inc., a Delaware corporation (the “Company”), Penwest Pharmaceuticals Co., a Washington corporation (“Penwest”), and West Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of the Company (the “Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company will acquire Penwest.

Pursuant to the terms of the Merger Agreement, the Purchaser will commence a tender offer to acquire all the outstanding shares of common stock, par value $0.001 per share, of Penwest (the “Shares”) at a purchase price of $5.00 per share, net to the holder in cash, subject to any required withholding taxes and without interest (the “Offer”). Tang Capital Partners, LP, Kevin C. Tang and Perceptive Advisors LLC, shareholders of Penwest, and Jennifer Good, Penwest’s President and Chief Executive Officer, have committed to tender in the Offer Shares comprising approximately 38.6% of the fully diluted shares of common stock of Penwest. The transaction has been unanimously approved by the boards of directors of both companies.

The Merger Agreement provides that the Offer will commence as promptly as practicable and in any event no later than August 20, 2010, and will remain open for 20 business days, unless extended in accordance with the terms of the Merger Agreement. As soon as practicable after the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, the Purchaser will merge with and into Penwest (the “Merger”) and Penwest will become an indirect wholly-owned subsidiary of the Company. In the Merger, any Shares not tendered into the Offer, other than Shares held by shareholders who have validly exercised dissenters’ rights under the Washington Business Corporation Act, will be cancelled and automatically converted into the right to receive the same per share consideration paid to Penwest shareholders in the Offer.

The Merger Agreement includes customary representations, warranties and covenants of Penwest, the Company and Purchaser. Penwest has agreed to operate its business in the ordinary course until the Merger is consummated. Penwest has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire Penwest and to certain other restrictions on its ability to respond to such proposals, subject to the fulfillment of certain fiduciary requirements of the Penwest board of directors. The Merger Agreement also includes customary termination provisions for both Penwest and the Company and provides that, in connection with the termination of the Merger Agreement under specified circumstances, Penwest would be required to pay to the Company a termination fee of $5.0 million.

The Purchaser’s obligation to accept and pay for Shares tendered in the Offer is subject to customary conditions, including, among others, a minimum of a majority of the outstanding Shares on a fully diluted basis (as determined in accordance with the Merger Agreement, which includes the number of Shares outstanding, together with the Shares that Penwest may be required to issue pursuant to warrants, options or other obligations that are then vested and then exercisable at prices less than the per share price to be paid in the Offer) being tendered into the Offer, and the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and there not having been a Material Adverse Effect (as defined in the Merger Agreement) with respect to Penwest. Neither the Offer nor the Merger is subject to the Company or the Purchaser obtaining financing.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The Merger Agreement has been attached as an exhibit hereto to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Purchaser or Penwest. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Penwest or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged.

Sixth Amendment to the Amended and Restated Strategic Alliance Agreement

Concurrent with the execution of the Merger Agreement, the Company and Penwest entered into the Sixth Amendment (the “Sixth Amendment”) to the Amended and Restated Strategic Alliance Agreement, dated as of April 2, 2002 (the “Alliance Agreement”), which will be effective immediately following the consummation of the Offer. Pursuant to the terms of the Sixth Amendment, from and after the consummation of the Offer, the Company will have sole discretion with respect to all decisions and actions pertaining to the products that are the subject of the Alliance Agreement. The Company will continue to pay all royalties or other payments as specified in the Alliance Agreement.

The foregoing description of the Sixth Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Sixth Amendment, a copy of which is filed as Exhibit 10.18.5 to this Current Report on Form 8-K, and is incorporated herein by reference.

Shareholder Tender Agreements

Concurrently with the execution of the Merger Agreement, Penwest shareholders Tang Capital Partners, LP, and Perceptive Life Sciences Master Fund Ltd. whose principals Kevin Tang and Joe Edelman, respectively, are members of Penwest’s Board of Directors, Mr. Tang, Penwest’s Chairman of the Board, and Jennifer Good, Penwest’s President and Chief Executive Officer, entered into Shareholder Tender Agreements with the Company and the Purchaser pursuant to which they have agreed to tender their Shares subject to such agreements in the Offer and to vote such Shares in favor of the Merger and against any other transaction. The Shares subject to such agreements comprise approximately 38.6% of the fully diluted Penwest common stock.

The foregoing description of the Shareholder Tender Agreements does not purport to be complete, and is qualified in its entirety by reference to the full text of such agreements, a form of which is filed as Exhibit 10.93 to this Current Report on Form 8-K, and is incorporated herein by reference.

Press Release

On August 9, 2010, the Company issued a press release announcing the Merger Agreement. This press release includes financial measures that are not in conformity with accounting principles generally accepted in the United States. We refer to these as non-GAAP financial measures. Specifically, the release refers to adjusted diluted earnings per share.

The adjusted diluted earnings per share are non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. Endo refers to these non-GAAP financial measures in making operating decisions because it believes they provide meaningful supplemental information regarding the company’s operational performance. For instance, Endo believes that these non-GAAP financial measures facilitate its internal comparisons to its historical operating results and comparisons to competitors’ results. The company includes these non-GAAP financial measures because it believes they are useful to investors in allowing for greater transparency related to supplemental information used by Endo in its financial and operational decision-making. In addition, Endo has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting at this time. Further, Endo believes that these non-GAAP financial measures may be useful to investors as it is aware that certain of its significant stockholders utilize these measures to evaluate its financial performance. Finally, these measures are considered by the Compensation Committee of Endo’s Board of Directors in assessing the performance and compensation of substantially all of its employees, including its executive officers. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this announcement to their most directly comparable GAAP financial measures as provided in this press release.

Endo’s press release, dated August 9, 2010, is attached herewith as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits.

Cautionary Statement Regarding Forward-Looking Statements

Certain information in this filing contains forward-looking statements, including but not limited to, information relating to the Company’s future performance and financial condition, plans and objectives of the Company’s management and the Company’s assumptions regarding such future performance, financial condition, plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company’s control which may cause actual results, future performance and financial condition, and achievement of plans and objectives of the Company’s management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include: the risk that the Offer or the Merger may not be consummated for reasons including that the conditions precedent to the completion of those transactions may not be satisfied; timing of receipt of, and the Company’s performance on, new orders that can cause significant fluctuations in net sales and operating results, the timing and funding of government contracts, adjustments to gross profits on long-term contracts, risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, changes in prevailing economic and political conditions, risks associated with the subpoena from the U.S. Immigration and Customs Enforcement branch of the Department of Homeland Security, and other factors described in the Company’s filings with the Securities and Exchange Commission (the “SEC”).

Securities Law Disclosure

The Offer has not yet commenced. This filing is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the Offer to buy Shares will be made only pursuant to an offer to purchase and related materials that the Company intends to file with the SEC on Schedule TO. Investors and Penwest security holders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement that will be filed by Penwest with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents (once they become available) may be obtained free of charge by directing a written request to: Endo Pharmaceuticals Holdings Inc., 100 Endo Boulevard, Chadds Ford, PA 19317, Attention: Investor Relations.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated August 9, 2010, by and among Endo Pharmaceuticals Holdings Inc., West Acquisition Corp. and Penwest Pharmaceuticals Co.

10.18.5	Amendment, dated August 9, 2010, to the Amended and Restated Strategic Alliance Agreement, dated as of April 2, 2002, by and between Endo Pharmaceuticals Inc. and Penwest Pharmaceuticals Co.

10.93	Form of Shareholder Tender Agreement

99.1	Press Release of Endo Pharmaceuticals Holdings Inc., dated August 9, 2010, announcing the Merger Agreement pursuant to which Endo Pharmaceuticals Holdings Inc. will acquire Penwest Pharmaceuticals Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.
(Registrant)

By:	/S/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: August 11, 2010

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated August 9, 2010, by and among Endo Pharmaceuticals Holdings Inc., West Acquisition Corp. and Penwest Pharmaceuticals Co.

10.18.5	Amendment, dated August 9, 2010, to the Amended and Restated Strategic Alliance Agreement, dated as of April 2, 2002, by and between Endo Pharmaceuticals Inc. and Penwest Pharmaceuticals Co.

10.93	Form of Shareholder Tender Agreement

99.1	Press Release of Endo Pharmaceuticals Holdings Inc., dated August 9, 2010, announcing the Merger Agreement pursuant to which Endo Pharmaceuticals Holdings Inc. will acquire Penwest Pharmaceuticals Co.